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                                                                  EXHIBIT 10.116


                               LICENSE AGREEMENT
                                    BETWEEN
         INTERNEURON PHARMACEUTICALS, INC.  AND WARNER-LAMBERT COMPANY

     THIS LICENSE AGREEMENT (the "AGREEMENT") is made effective as of December 23, 1999 (the "Effective Date") by and between INTERNEURON PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 99 Hayden Avenue, Suite 200, Lexington, MA 02421-7966 ("INTERNEURON"), and WARNER-LAMBERT COMPANY, a Delaware corporation having its principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("WARNER"). Interneuron and Warner may be referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     A. Warner is a global company devoted, among other businesses, to discovering, developing, manufacturing and marketing human pharmaceutical products.

     B. Interneuron is engaged in the development of novel pharmaceuticals for central nervous system indications and has licensed from Rhone-Poulenc Rorer, S.A. ("RPR") certain rights to the Compound pursuant to the terms of that certain License Agreement dated February 18, 1994 by and between Interneuron and RPR (the "Interneuron-RPR License Agreement").

     C. Interneuron desires to license to Warner and Warner desires to license from Interneuron all of Interneuron's right, title and interest in and to all intellectual property rights owned, licensed by or otherwise controlled by Interneuron relating to the Compound.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     The following terms shall have the following meanings as used in this
Agreement:

     "AFFILIATE" shall mean, with respect to a Party, any other business entity which directly or indirectly controls, is controlled by, or is under common control with, such Party. As used in this definition of "Affiliate", the term "control" shall mean direct or indirect beneficial ownership of more than 50% of the voting or income interest in such business entity.

     "COMMERCIALIZATION" means the manufacturing, marketing, sale, supply, import, export and distribution of Licensed Products.

     "COMPOUND" MEANS (+)-2-(7-chloro-1,8-naphtyridin-2-yl)-3-(5-methyl-2-oxohexyl) phthalimidine; (+)-2-(7-chloro-1,8-naphthyridin-2-yl)-2,3-dihydro-3-
(5-methyl-2-oxohyxyl)-1H-isoindol-1-one known as RP62955 or pagoclone, as diagrammed on Exhibit A attached hereto and any pharmaceutically acceptable salts, hydrates, solvates, amides, prodrugs and esters thereof.

     "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

     "DEVELOPMENT" means those activities undertaken with respect to a Compound or Licensed Product which are devoted to the exploration of a potential pharmaceutical product in human clinical trials and/or the conduct of any other activities or studies, including, without limitation, pre-clinical testing, toxicology, formulation, bulk production, fill/finish, manufacturing process development, test method development and validation, technology transfer, stability testing, process validation, manufacturing and quality assurance technical support, clinical trials, regulatory affairs and other activities directed toward Regulatory Approval of such Compound or Licensed Product.

     "DRUG APPROVAL APPLICATION" means an application for Regulatory Approval required before commercial sale or use of a Licensed Product as a pharmaceutical product in a regulatory jurisdiction.

     "EFFECTIVE DATE" shall mean the date first set forth above.

     "EUROPE" means the countries of France, Germany, Italy, Spain and the United Kingdom.

     "FDA" means the United States Food and Drug Administration or any successor thereto.

     "FIRST COMMERCIAL SALE" shall mean, with respect to any Licensed Product, the first sale to a Third Party for end use or consumption of such Licensed Product in a country after receipt of Regulatory Approval in such country or, where Regulatory Approval is not required, the first sale in that country in connection with the nationwide introduction of such Licensed Product in that country by Warner, its Affiliates or sublicensees.

    "FOREIGN ROYALTY YEAR" shall mean each successive twelve (12) month period commencing with the first day of the first month in which occurs the First Commercial Sale in any country outside the United States.

     "IND" means an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder by the FDA or the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to commence clinical testing of pharmaceutical products in humans.

    "INTERNEURON PATENT RIGHTS" means any and all United States and foreign patents (including all provisionals, reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and patents of addition) and patent applications (including, without limitation, all continuations, continuations-in-part, and divisions thereof), the subject matter of which relates to any aspect of the manufacture, use, lease or sale of the Compound or any Licensed Product or intermediates used in the manufacture of the Compound or any Licensed Product, including without limitation, the RPR Patents and the patents listed on Exhibit B which is attached hereto and incorporated herein by reference.

    "KNOW-HOW" means all proprietary information and technology, including trade secret information, developments, discoveries, methods, techniques, formulations, clinical and pre-clinical data, toxicology, stability data, pharmacology data, and other information owned or Controlled by Interneuron, whether or not patentable, relating to the Compound or any Licensed Product or any improvements thereof, presently known to Interneuron or generated by or on behalf of Interneuron, including such rights which Interneuron may have to information developed by third parties relating to capsule formulation for use with the Compound or any Licensed Product and such know how as Interneuron licensed from RPR.

    "LICENSED PRODUCT" means all finished pharmaceutical formulations containing the Compound in any dosage form for human use.

    "NDA" shall mean a New Drug Application filed with FDA, or the equivalent application filed in Europe.

    "NET SALES" means the gross amount invoiced to Third Parties by any Party, its Affiliates and its permitted sublicensees for all Licensed Products sold after deduction for the following items (i) trade, quantity and cash discounts or rebates actually allowed, paid or taken; (ii) credits, rebates, charge-back rebates, reimbursements or similar payments actually granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, governmental agencies and other institutions; (iii) credits or allowances actually granted or given for rejection or return of such Licensed Product previously sold; (iv) any tax, tariff, duty or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of Licensed Product and actually borne by the seller thereof; (v) payments or rebates actually paid in connection with state or federal Medicare, Medicaid or similar programs; (vi) any charge for freight or insurance actually borne by the seller thereof; and (vii) actual writeoffs or bad debts consistent with Warner's past internal financial policies.

    "PHASE II CLINICAL TRIAL" means a clinical trial designed to establish the safety and biological activity of a pharmaceutical product for its intended use.

    "PHASE III CLINICAL TRIALS" means those trials on sufficient numbers of patients that are designed to establish that a pharmaceutical product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and supporting Regulatory Approval of such pharmaceutical product or label expansion of such pharmaceutical product.

    "REGULATORY APPROVAL" means all approvals (including pricing and reimbursement approvals required for marketing authorization), product and/or establishment licenses, registrations or authorizations of all regional, federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture, use, storage, import, export, transport and sale of any Licensed Product in a regulatory jurisdiction.

    "RPR PATENTS" shall have the meaning set forth in Section 6.1.

    "THIRD PARTY" means any entity other than Interneuron or Warner or their Affiliates.

    "U.S. ROYALTY YEAR" shall mean each successive twelve (12) month period commencing with the first day of the first month in which occurs the First Commercial Sale in the United States.

    "VALID CLAIM" shall mean any claim issued in an unexpired patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer and has not been terminated for failure to pay maintenance fees.


                                   ARTICLE 2


                                 LICENSE GRANT



     2.1  LICENSES TO WARNER.

     (A) Subject to the terms of this Agreement, Interneuron hereby grants to Warner an exclusive (even as to Interneuron), worldwide, royalty-bearing license under the Interneuron Patent Rights and Interneuron Know-How to develop, make, have made, use, sell, offer for sale, have sold and import the Compound and any Licensed Products for all indications.

     (B) Warner shall have the first right to initiate and prosecute any action, claim, complaint, lawsuit or other proceedings against RPR, its Affiliates, agents, representatives, employees, officers or directors or any successor in interest to any of the foregoing, relating to the matters set forth in the following sentence that Interneuron may have at law or in equity (a "Claim") in any court of competent jurisdiction, in any country in the world, in Interneuron's name, and collect any monetary damages awarded or settlement payments made, or enforce any other decision, judgment or decree arising from such Claim. Warner shall only have the first right to bring a Claim for breach, default or threatened breach or default of any of the terms, conditions, obligations and/or representations of RPR under the Interneuron-RPR License Agreement or any breach or threatened breach of any obligation of RPR to Interneuron relating to such Interneuron-RPR License Agreement, to the extent such breach, default or threatened breach or default arises out of or relates to acts or omissions of RPR regarding RPR's commercializing, marketing, selling, promoting, distributing, manufacturing, using, exporting or importing the Compound or any Licensed Product. In the event Warner elects not to exercise such right, Warner shall promptly notify Interneuron and Interneuron shall then have the right to initiate and prosecute any such Claim. Interneuron shall promptly inform Warner in writing of any breach or threatened breach by RPR of the Interneuron-RPR License Agreement of which it becomes aware.

     (C) Any recovery obtained by Warner or Interneuron under Section 2.1 (b) shall be shared as follows:

          (i) the Party that initiated and prosecuted the Claim shall recoup all of its costs and expenses incurred in connection with the Claim, whether by settlement or otherwise;

          (ii) the other Party then shall, to the extent possible, recover its costs and expenses incurred in connection with the Claim;

          (iii) if Interneuron initiated and prosecuted the Claim, the amount of any recovery received by Interneuron and remaining after the application of Sections 2.1(c)(i) - (ii) shall be retained by Interneuron; and

          (iv) if Warner initiated and prosecuted the Claim, the amount of any recovery received by Warner and remaining after the application of Sections 2.1(c)(i) - (ii) shall be retained by Warner except that Interneuron shall receive a portion equivalent to the payments they would have received on such remaining amount if such amount were deemed Net Sales.

     2.2  SUBLICENSING.   Subject to the terms of the Interneuron-RPR License
Agreement, Warner shall have an unrestricted right to grant to Affiliates and non-Affiliates sublicenses of any and all rights licensed to Warner by Interneuron under this Agreement and Warner shall have an unrestricted right to grant sublicenses to Third Parties to assist Warner in performing any of its obligations or to exercise any of its rights under this Agreement. At the time it provides each report required under Section 4.3(e), or upon Interneuron's prior written request (which request may only be made up to two times in any twelve month period), Warner shall notify Interneuron of each sublicense granted in each country in the US, Japan and Europe to permit a Third Party to promote or market any Licensed Products. Any sublicense permitted under this Agreement to be granted shall be subject to the terms and conditions of the license itself, and Warner shall be responsible for and shall guarantee the performance by the sublicensee of such obligations.

     No such sublicensee shall acquire any rights from or obligations on the part of Interneuron, other than those that are specifically granted in this Agreement, and each such sublicensee shall assume all obligations to Interneuron required of Warner by this Agreement applicable to the sublicensed rights.


                                   ARTICLE 3

                   TRANSITION; DEVELOPMENT; COMMERCIALIZATION

     3.1 INFORMATION, KNOW-HOW AND MATERIALS. Within 30 days of the date hereof, Interneuron shall deliver to Warner electronic, where available, and hard copies (or, upon Warner's request, originals) of all information, records and data, and all Know-How which it owns or Controls and which are necessary or useful for the continued research, Development and Commercialization of the Compound and the Licensed Products, and Interneuron shall forward to Warner all supplies of the Compound and the Licensed Products which it owns or controls, and samples of all other chemical and biological materials necessary for the continued research, Development and Commercialization of the Compound and the Licensed Products.

     3.2 REGULATORY FILINGS, APPROVALS AND APPLICATIONS. Within 10 days of the date hereof, Interneuron shall transfer to Warner all regulatory filings, approvals and applications relating to the Compound or the Licensed Products, including all IND's and all Regulatory Approvals and all related documentation and information. Interneuron shall notify the FDA that all such IND's and all responsibilities related thereto, have been transferred to Warner.

     3.3 REGULATORY MATTERS. After the Effective Date, Warner shall own, control and retain primary legal responsibility for the preparation, filing and prosecution of all filings and regulatory applications required to obtain Regulatory Approval in each country. Warner shall have sole responsibility for, bear all costs and expenses associated with and make all decisions with respect to any recall, withdrawal or seizure of the Licensed Product. Any Licensed Product returned to Interneuron shall be shipped to Warner's nearest facility, with any reasonable or authorized shipping or other documented direct cost to be paid by Warner. Interneuron shall provide Warner with immediate notice of all adverse events of which Interneuron becomes aware which arise from all clinical trials of the Compound and the Licensed Products, conducted by Interneuron or its representatives.

     3.4 AGREEMENTS. Attached hereto as Exhibit C is a list of all contracts, agreements and other arrangements (other than the Interneuron-RPR License Agreement which is attached as Exhibit D) between Interneuron and any and all Third Parties relating to the research, Development or Commercialization of the Compound and the Licensed Products. Interneuron shall promptly (and in no event later than 5 days after a request from Warner) assign to Warner the contracts and agreements listed in Exhibit C which Warner shall specifically request, and Interneuron shall terminate such other contracts, agreements or other arrangements, as Warner shall request. Without Warner's prior written consent, Interneuron shall not modify, amend or terminate the agreements listed on Exhibit C and Interneuron shall not enter into any other agreements regarding the Compound or the Licensed Products.

     3.5 MANUFACTURING DEVELOPMENT; COMMERCIALIZATION. After the Effective Date, Warner shall control, in its discretion, and shall be solely responsible for Development, Manufacture and Commercialization of the Compound and the Licensed Products conducted or performed after the date hereof.

     3.6 ALL OTHER ACTS NECESSARY OR USEFUL. Interneuron shall take such other actions and execute such other instruments, assignments and documents as may be reasonably necessary or useful to effect the transfer of rights hereunder to Warner. Interneuron shall further render such assistance as Warner shall reasonably request in the transfer of Know-How relating to the Compound and the Licensed Products.

     3.7 DILIGENCE; DEVELOPMENT AND COMMERCIALIZATION.

         (A) After the Effective Date, Warner will be responsible for conducting and fully funding all Development, regulatory filings, and Commercialization of the Licensed Products. Warner shall only be obligated to develop or commercialize the Licensed Products using not less than those efforts Warner applies with respect to its other drug candidates and pharmaceutical products of a comparable stage of development and commercial potential. Warner shall not be obligated to pursue Development or Commercialization in any specific jurisdiction. Interneuron's only remedy in the event Warner fails to fulfill the obligation set forth in the second sentence of this Section 3.7 shall be to terminate this License Agreement under Section 8.3 and require Warner to provide Interneuron with all samples of the Licensed Product. Warner shall comply with all applicable laws and regulations in the Commercialization of Licensed Products. No more than twice per calendar year, Interneuron may request a meeting with Warner to discuss a summary of the progress and results of Warner's Development and Commercialization at dates and locations to be mutually agreed to. Any disclosures of such progress and results shall be deemed Confidential Information of Warner. Warner shall also notify Interneuron as soon as reasonably practicable upon the achievement of milestones listed in 4.1(a) below, the receipt of Regulatory Approvals in the United States, Japan and Europe, and the date of First Commercial Sale in the United States, Japan and Europe.

         (B) In addition to and not in lieu of the obligations of Warner under the second sentence of Section 3.7(a), Warner shall:

     1. Either dose the first patient in a Phase III Clinical Trial for Panic Disorder by the 12 month anniversary of the date this Agreement is fully signed by authorized representatives of each Party or pay to Interneuron the amount set forth in Section 4.2(a)(1) (which payment shall be deemed to be in lieu of the obligation to make such payment under Section 4.2(a)); and

     2. Either dose the first patient in a Phase II Clinical Trial for General Anxiety Disorder by the 12 month anniversary of the date this Agreement is fully signed by authorized representatives of each party, or pay to Interneuron

         $* dollars by such twelve month anniversary (which payment shall be credited against any milestone payments due under Section 4.2(a)(2)); and

     3. Either dose the first patient in a Phase III Clinical Trial for General Anxiety Disorder by the 24 month anniversary of the date this Agreement is fully signed by authorized representatives of each party, or pay to Interneuron the amount set forth in Section 4.2(a)(2) (which payment shall be deemed to be in lieu of the obligation to make such payment under Section 4.2(a)) less any amounts paid under Section 3.7(b)(2) above.

     In the event that Warner fails to fulfill its obligations set forth in
Section 3.7(b)(1), 3.7(b)(2) or 3.7(b)(3), Interneuron shall have the right to terminate this License Agreement and the provisions of Section 8.5 of this Agreement shall apply to such termination.

         (C) Notwithstanding the foregoing, Interneuron shall not have the right to terminate this Agreement under Section 3.7(b) in the event Warner's failure to fulfill its obligations under Section 3.7(b)(1) through (3) is due to any of the following circumstances (except, in the case of (c)(1) or (c)(2), if such circumstances are directly caused by any negligent act or omission of Warner):

     1. Unavailability of drug supplies needed to conduct the applicable clinical trial, including, without limitation, as a result of failure of stability or lack of a satisfactory formulation;

     2. An inability to conduct the applicable clinical trial due to action on the part of the FDA or any foreign equivalent, including, without limitation, the placement of a clinical hold on such clinical trial;

     3. The conduct of such clinical trial would violate any applicable laws, rules or regulations;

     4. A good faith determination on the part of Warner that the Licensed Product which is intended to be studied in the applicable clinical trial is not safe or efficacious in its then current formulation or dosage form or dose level, provided Warner is engaged in good faith efforts to pursue development of a Licensed Product;

     5.  Any circumstances described in Section 10.2.



                       *CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE 4


                               PAYMENT PROVISIONS

     4.1 LICENSE FEE. In consideration for the license granted hereunder and to reimburse Interneuron for development costs of the Compound and the Licensed Products, Warner shall pay Interneuron, within 10 days of the Effective Date, the non-refundable and noncreditable sum of Thirteen Million Seven Hundred Fifty Thousand ($13,750,000) Dollars.

     4.2       MILESTONE PAYMENTS.

   (A) MILESTONE AMOUNTS. Warner shall notify Interneuron upon the achievement of each of the following milestones, and Warner shall make the following milestone payments to Interneuron within thirty (30) days after the first achievement of each of the following milestones:

   1.  Upon dosing of the first patient in a Phase III Clinical Trial
       for Panic Disorder                                                $    *
   2.  Upon dosing of the first patient in a Phase III Clinical Trial
       for General Anxiety Disorder                                      $    *
   3.  Successful completion of toxicology studies followed by a decision of Warner to continue Development of
       the Licensed Product                                              $    *
   4.  On acceptance for filing by the FDA of an NDA for
       Panic Disorder                                                    $    *
   5.  On acceptance for filing by the FDA of an NDA for
       General Anxiety Disorder                                          $    *
   6.  On Regulatory Approval by the FDA for Panic Disorder              $    *
   7.  On Regulatory Approval by the FDA for General Anxiety Disorder    $    *


                       *CONFIDENTIAL TREATMENT REQUESTED

   8.  On acceptance for filing of an NDA in Europe
       for Panic Disorder                                                $     *
   9.  On acceptance for filing of an NDA in Europe for
       General Anxiety Disorder                                          $     *
  10.  On Regulatory Approval in Europe for Panic Disorder               $     *
  11.  On Regulatory Approval in  Europe for
       General Anxiety Disorder                                          $     *
  12.  On acceptance for filing with Koseshio in Japan for the first
       indication  for which such filing is made                         $     *
  13.  On Regulatory Approval in Japan of the first Licensed Product for
       the first indication for which Regulatory Approval is obtained    $     *
  14.  Upon acceptance for filing by the FDA of an NDA for an SR form of
       the Licensed Product                                              $     *
  15.  Upon Regulatory Approval by the FDA for an SR form of
       the Licensed Product                                              $     *
  16. Upon Regulatory Approval by the FDA for each of the first three additional indications for which an NDA is required to be filed
       for the Licensed Product                                          $     *
  17.  Upon Regulatory Approval in Europe for each of the first three additional indications for which an NDA is required to be filed
       for the Licensed Product                                          $     *

For convenience of reference, each of the events listed in Section 4.2 shall be referred to as a "Trigger Event". For Trigger Event numbers 8, 9, 10, 11 and 17, in the event the applicable acceptance for filing or approval is granted in less than all of the countries listed in the definition of "Europe", Warner shall pay an amount equal to one-fifth of the applicable milestone payment for such Trigger Event, multiplied by the number of countries in which such acceptance for filing or approval is granted.

*CONFIDENTIAL TREATMENT REQUESTED

     (B) ONE MILESTONE PER PRODUCT. The milestone payments received by Interneuron under Section 4.2(a) shall be non-refundable and noncreditable. Except for the milestones payable on achievement of Trigger Event numbers 16 and 17, each milestone payment referred to in Section 4.2(a) shall be made only once, regardless of whether additional indications or additional formulations of a Licensed Product are developed or commercialized.

     4.3  ROYALTY PAYMENTS ON LICENSED PRODUCTS.

          (A) ROYALTY AMOUNT AND TERM. Warner shall pay Interneuron a royalty payment on Net Sales according to the following rates during the "Royalty Term". The "Royalty Term" shall be applied on a country by country basis and shall mean, in any country, the period of time commencing on the First Commercial Sale of Licensed Product and ending upon the later of (a) 10 years from the date of such First Commercial Sale or (b) the expiration of the last to expire Valid Claim in the Interneuron Patent Rights, in such country, which is necessary, to make, use or sell Licensed Product in such country; provided that, if any such Valid Claim exists after such 10 year period, and if another product containing the same active ingredient is sold following the 10 year period from the date of the First Commercial Sale in such country without Warner's permission and without infringing any such Valid Claim, then the royalty obligation with respect to such country shall be terminated as of the date of first commercial sale of such other product in such country.

     (i) Royalties due on sales in the United States:

                              Annual Net Sales (in millions)
     Royalty Percentage       in each U.S. Royalty Year
     ------------------       -------------------------

     *%                       up to $*
     *%                       in excess of $* and up to $*
     *%                       in excess of $*


     (ii) Royalties due on sales outside the United States (other than France):

                              Annual Net Sales (in millions)
     Royalty Percentage       in each Foreign Royalty Year (excluding France)
     ------------------       -----------------------------------------------

     *%                       up to $*
     *%                       in excess of $* and up to $*
     *%                       in excess of $* and up to $*
     *%                       in excess of $*


*CONFIDENTIAL TREATMENT REQUESTED

By way of example, the first $* of Net Sales in any U.S. Royalty Year shall only be subject to a royalty rate of *% regardless of whether Net Sales in the United States for such U.S. Royalty Year exceed $*. Similarly, the first $* of total Net Sales in all countries other than France and the United States in any Foreign Royalty Year shall only be subject to a royalty of * percent (*%), regardless of whether Net Sales outside the United States (excluding France) for such Foreign Royalty Year exceed $*. Warner shall not be obligated to pay any royalties for Net Sales in France.

          (B) ROYALTIES OWED TO THIRD PARTIES. Warner will pay any and all royalties owed to Third Parties by Warner in respect of the manufacture, use or sale of Licensed Products. Interneuron will pay any and all royalties owed to Third Parties by Interneuron (including, without limitation, pursuant to the Interneuron-RPR License Agreement) in respect of the manufacture, use or sale of Licensed Products.

          (C) ROYALTY REDUCTION IN CASE OF ROYALTIES OWED TO THIRD PARTIES. Warner may deduct from any royalties owed to Interneuron under this Agreement, fifty percent (50%) of royalties required to be paid by Warner to Third Parties which are necessary for the sales of such Licensed Product and which relate to claims covering the composition of matter of the Compound or its manufacture or use.

          (D) CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by Interneuron. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. Such conversion shall be based on the average buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) in New York, New York at the close of business on each business day of the quarterly period in which the royalties were earned.

          (E) PAYMENT AND REPORTING. The royalties due under this Section shall be paid quarterly, within thirty (30) days following each calendar quarter which such royalties are earned, or earlier if practical. With each such quarterly payment, Warner shall furnish Interneuron a royalty statement, setting forth, on a country-by-country basis, the total number of units of each royalty-bearing Licensed Product made, used and/or sold hereunder for the quarterly period for which the royalties are due and a calculation of Net Sales for such Licensed Product. In addition, Warner shall furnish such a royalty statement on a country-by-country basis (except France) for the first quarter during which Warner makes sales of Licensed Product for which no royalty payment in respect of such country is due hereunder, and shall state the basis for such sales then being free of royalty obligations hereunder. Warner shall thereafter have no further obligation to report the number of units or Net Sales of such Licensed Product made, used and/or sold in such country.

*CONFIDENTIAL TREATMENT REQUESTED

          (F) RECORDS. Warner shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of the Licensed Products hereunder in sufficient detail to permit accurate determination of all figures necessary for calculation and verification of royalty obligations set forth in this Article 4. Such records shall be maintained for a period of three
(3) years from the end of each U.S. Royalty Year and Foreign Royalty Year in which sales occurred. Interneuron, at its expense, through a nationally recognized certified public accounting firm, shall have the right to access such books and records for the sole purpose of verifying the royalty statements; such access shall be conducted after reasonable prior notice by Interneuron to Warner and conducted during Warner's ordinary business hours and shall not be more frequent than once during each calendar year. Said certified public accountant shall agree not disclose to Interneuron or any other party any information except that which should properly be contained in a royalty report required under this Agreement. If such certified public accountant concludes that additional royalties were owed during such period, Warner shall pay the additional royalties within ten (10) days of the date Interneuron delivers to Warner such accounting firm's written report so concluding. In the event such certified public accountant concludes that amounts were overpaid by Warner during such period, Interneuron shall reimburse Warner the amount of such overpayment within ten (10) days of receipt of such certified public accountant's written report. The fees charged by such certified public accountant shall be paid by Interneuron; provided, however, that if an error in favor of Interneuron in the payment of royalties of more than ten percent (10%) of the royalties due hereunder for the period being reviewed is discovered, then the fees and expenses of the certified public accountant shall be reimbursed by Warner.

          (G) TAXES WITHHELD. Any income or other tax that one Party hereunder, its Affiliates or sublicensees is required to withhold (the "Withholding Party") and pay on behalf of the other Party hereunder (the "Withheld Party") with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

          (H) COMPUTATION OF ROYALTIES. All sales of Licensed Products between any Party and any of its Affiliates and sublicensees shall be disregarded for purposes of computing royalties under this Article 4, but in such instances royalties shall be payable only upon sales to unlicensed Third Parties. Nothing herein contained shall obligate any Party to pay the other Party more than one royalty on any unit of any Licensed Product.

          (I) LICENSES TO AFFILIATES. Interneuron shall, at Warner's request, sign license and/or royalty agreements directly with Warner's Affiliates and sublicensees in those situations where such agreements would not decrease the amount of royalties or milestones which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory. No such license and/or royalty agreement will relieve Warner or Interneuron, as the case may be, of its obligations hereunder, and such Party will guarantee the obligations of its Affiliate or sublicensee in any such agreement. Royalties received directly from one Party's Affiliates and sublicensees shall be credited towards such Party's royalty obligations hereunder.

          (J) RESTRICTIONS ON PAYMENT. The obligation to pay royalties under this Agreement shall be waived and excused to the extent that statutes, laws, codes or governmental regulations in a particular country prevent such royalty payments by the seller of Licensed Products; provided, however, that if legally permissible, the seller of Licensed Products shall pay the royalties owed to the other party hereto by depositing such amounts in a bank account in such country that has been designated by the party owed such royalties.


                                   ARTICLE 5


                                CONFIDENTIALITY



     5.1 CONFIDENTIALITY. Except as specifically permitted hereunder, each Party hereby agrees to hold in confidence and not use on behalf of itself or others the terms of this Agreement and all data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies and know-how which it obtained during the research or development of the Compound or the Licensed Products or which it obtains from the disclosing Party pursuant to the terms of this Agreement during the term of this Agreement and for a period of five years thereafter (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

          (I) information that is or becomes part of the public domain through no fault of the receiving party or its Affiliates;

          (II) information that is obtained after the date hereof by one of the Parties or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the other Party or its Affiliates with respect to such Confidential Information;

          (III) information independently developed by a Party or its Affiliates, without application of the other Party's Confidential Information;

          (IV) information that is known to one of the Parties or one or more of its Affiliates prior to disclosure by the other Party or its Affiliates, as evidenced by such first Party's written records;

          (V) information that is necessary to be disclosed to any governmental authorities or pursuant to any regulatory filings (other than NDAs or INDs), provided that in such case the Party notifies the other Party reasonably in advance of such disclosure and cooperates with such Party to minimize the scope or content of such disclosure, provided however that Interneuron may disclose and file this Agreement with the SEC, if required by federal law, after it redacts information from such disclosure to the full extent permitted by law; or

          (VI) information required to be disclosed to RPR pursuant to the terms of the Interneuron-RPR License Agreement or any agreements between RPR and Warner relating to development of the Compound or Licensed Product or commercialization of the Compound or the Licensed Product for sale in France.

The obligations of this Section 5.1 shall survive the expiration or termination of this Agreement.

     5.2 PUBLICITY. Notwithstanding the foregoing Section 5.1,Warner shall be free to issue all publicity, press releases and other announcements and publications relating to this Agreement and the research, Development and Commercialization of the Compound and the Licensed Products (including information supplied by Interneuron) as it shall deem fit. Interneuron shall not issue any publicity, press releases and other announcements relating to this Agreement or the transactions contemplated hereby without the prior approval of Warner, which approval shall not be unreasonably withheld or delayed; provided however that Interneuron may issue any public statements only to the extent required to be disclosed pursuant to applicable laws, rules and regulations and then, only to the extent Warner is given a copy of such disclosure at least 2 business days prior to such disclosure. Warner agrees to furnish to Interneuron copies of any such publicity, press releases and any announcements at the time Warner releases such publicity or such announcements to the public or as soon thereafter as is reasonably practical.

                                   ARTICLE 6


              OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS


     6.1 PROTECTION OF RPR PATENT RIGHTS. Interneuron shall continue to be responsible for reimbursing RPR for all costs associated with the prosecution and maintenance of all patent and patent applications referenced in the first sentence of Section 6.1 of the

Interneuron-RPR License Agreement (the "RPR Patents"). Interneuron shall provide all information relating to the status and progress of the prosecution and maintenance of the RPR Patents, and copies of all relevant materials, which Interneuron receives from RPR as soon as Interneuron receives such information and materials from RPR. Interneuron shall further instruct RPR to provide such information and materials directly to Warner, and upon Warner's request, shall obtain from RPR all documents and other information that Interneuron is entitled to obtain under the Interneuron-RPR License Agreement. In the event RPR elects or has elected not to file, prosecute or maintain in any jurisdiction, patents or patent applications contained within the RPR Patents, and Interneuron has the right to assume or has assumed such filing, prosecution or maintenance, Interneuron shall immediately notify Warner and Warner shall have the right at its option, in each such jurisdiction, to file, prosecute and maintain such patents and patent applications in its own name and at its sole cost.

          6.2 PROTECTION OF INTERNEURON PATENT RIGHTS. To the extent Interneuron has filed or is prosecuting or maintaining any patents or patent applications claiming inventions made by its employees, representatives, agents or contractors or otherwise owned or licensed by Interneuron, relating to the Compound or the Licensed Products (the "Interneuron Patents"), Interneuron shall continue to file, prosecute and maintain the Interneuron Patents at its sole cost. Interneuron shall keep Warner fully informed of all matters relating to the filing, prosecution and maintenance of the Interneuron Patents. In the event Interneuron fails to file, prosecute or maintain any Interneuron Patents in any jurisdiction, Interneuron shall immediately notify Warner and Warner shall have the right at its option and expense, in each such jurisdiction, to assume the filing, prosecution and maintenance of such Interneuron Patents, and Interneuron shall assign to Warner all of Interneuron's right, title and interest in and to such Interneuron Patents.

          6.3 PROTECTION OF WARNER PATENT RIGHTS. To the extent Warner or its employees, representatives, agents or contractors makes an invention relating to the Compound or the Licensed Patents, Warner shall own such invention and shall have the sole right, at its option and expense, to file, prosecute and maintain any patent application or patent claiming such invention (such patents and patent applications are hereinafter referred to as the "Warner Patents").


          6.4  ENFORCEMENT RIGHTS.

          (a)  INFRINGEMENT BY THIRD PARTIES.  If any Interneuron Patent,
     Warner Patent or RPR Patent is infringed by a Third Party in connection with the manufacture, import, use, sale or offer for sale of a product competitive with the Licensed Product, the Party first having knowledge of such infringement shall promptly notify the other in writing. The notice shall set forth the facts of that infringement in reasonable detail. The Party having the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to such infringement (the "Enforcing Party") shall be Interneuron for infringement of Interneuron Patents, and Warner for infringement of Warner Patents or any RPR Patents for which Interneuron otherwise has the right to institute, prosecute or control any such action or proceeding under the terms of the Interneuron-RPR License Agreement. The non-Enforcing Party shall have the right at its own expense to participate in any action brought by the Enforcing Party and to be represented by counsel of its own choice. If the Enforcing Party fails to bring an action or proceeding within a period of ninety (90) days after written notice from the other Party, the other Party shall have the right at its own expense to bring and control any such action by counsel of its own choice, and the Enforcing Party shall have the right to participate in such action and be represented by counsel of its own choice and shall further reimburse the non-Enforcing Party for one-half of the non-Enforcing Party's costs and expenses in bringing such action or proceeding. If a Party brings any such action or proceeding hereunder, the other Party agrees to give the Enforcing Party reasonable assistance and authority to control, file and prosecute the suit as necessary. The costs and expenses of the Party bringing suit under this Section (including the internal costs and expenses specifically attributable to said suit) shall be reimbursed first out of any damages or other monetary awards recovered in favor of the Parties. Any remaining damages shall be provided to Warner and such amount (after payment of costs and expenses attributable to the suit) shall be deemed to be Net Sales in the applicable country for the year in which such amount is actually received by Warner.

          (b)  DEFENSE AND SETTLEMENT OF THIRD-PARTY CLAIMS AGAINST LICENSED
     PRODUCTS.   If a Third Party asserts that a patent or other right owned by it is infringed by the development, manufacture, import, use, sale or offer for sale of the Compound or the Licensed Products, the Party first obtaining knowledge of such a claim shall immediately provide the other Party notice of such claim and the related facts in reasonable detail. Warner shall be primarily responsible for controlling the defense of any such infringement claim and Interneuron shall reimburse Warner for 50% of all costs and expenses incurred in such defense. Interneuron shall further pay 50% of all damages awarded or settlement payments made to such Third Party as a result of such claimed infringement. To the extent any such claim relates to an Interneuron Patent or RPR Patent, Interneuron shall have the right at its own expense to participate in such defense and to be represented in any such action by counsel of its selection at its sole discretion.

     6.5  TRADEMARKS.      All Licensed Products shall be sold worldwide under
trademarks selected by Warner and Warner shall have the sole right to control all matters relating to such trademarks.

                                   ARTICLE 7


                  REPRESENTATIONS AND WARRANTIES; EXCLUSIVITY


     7.1  REPRESENTATIONS AND WARRANTIES.

     (a)  PARTY REPRESENTATIONS AND WARRANTIES.    Each of the Parties hereby
represents and warrants to the other Party as follows:

          (i) This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

          (ii) Such Party has not granted, and during the term of the Agreement will not, grant any right to any Third Party which would conflict with the rights granted to the other Party hereunder.

     (b)  INTERNEURON REPRESENTATIONS AND WARRANTIES.   Interneuron hereby
represents and warrants to Warner as follows:

          (i) In the course of the development of the Licensed Product, Interneuron has not used any employee or consultant that is debarred by the FDA or, to the best of Interneuron's knowledge, is the subject of debarment proceedings by the FDA.

          (ii) Interneuron is not aware of any results or adverse events in its ongoing clinical trials of the Licensed Product which would lead it to believe that such Licensed Product is not a viable pharmaceutical product or that such clinical trials were or should have been terminated because such Licensed Product is unsafe or not efficacious.

          (iii) Interneuron has provided Warner with full, complete and accurate disclosure of all relevant information and materials in Interneuron's possession relating to the current status of the research, development and commercialization of the Licensed Products and all such research, development and commercialization conducted by Interneuron has been performed in accordance with applicable laws, rules and regulations.

          (iv) Attached as Exhibit B is a true and complete list of all patents and patent applications included within the Interneuron Patent Rights. As of the Effective Date, Interneuron is not aware that the practice of the Interneuron Patent Rights or the Know-How as contemplated by this Agreement will involve any infringement or constitute an unauthorized use of any patent, copyright, trade secret, proprietary information, license or right therein belonging to any Third Party.

          (v) Interneuron is not aware of any interferences or oppositions or other matters pending or threatened against RPR or Interneuron before any court or administrative office or agency which affect the Interneuron Patent Rights or the Know-How.

          (vi) Each of the patent applications included in the Interneuron Patent Rights is currently pending and in good standing. As of the Effective Date, Interneuron is not aware of any prior art or any fact which causes it to conclude that any Interneuron Patent Rights are invalid or unenforceable.

          (vii) Attached as Exhibit D is a true and complete copy of the Interneuron-RPR License Agreement, including all supplements thereto and modifications or amendments thereof. Interneuron is not, and to the best of its knowledge, RPR is not, in default under or in breach of any terms or provisions of the Interneuron-RPR License Agreement and such agreement is in full force and effect as of the date hereof. During the term of this Agreement, Interneuron shall not amend, modify, terminate or cause a default under the Interneuron-RPR License Agreement, or reject the Interneuron-RPR License Agreement pursuant to 11 U.S.C. (S) 365.



                                   ARTICLE 8

                              TERM AND TERMINATION

     8.1       RIGHT OF WARNER TO TERMINATE DEVELOPMENT.     Warner may at any
time terminate this Agreement by giving six (6) months advance written notice to Interneuron. If Warner terminates this Agreement after a Licensed Product has received Regulatory Approval in any jurisdiction, Interneuron shall pay Warner *% of Net Sales in each country on such Licensed Product for the Royalty Term.

     8.2       TERM.   This Agreement shall commence as of the Effective Date
and, unless sooner terminated as provided herein, shall continue in effect until the earlier of (a) the date on which Warner or its Affiliates or sublicensees are no longer researching, developing, marketing or selling a Licensed Product in any country, (b) the expiration of the last to expire Royalty Term or (c) the date this Agreement is terminated pursuant to the terms hereof. A termination of the Interneuron-RPR License Agreement, including a rejection pursuant to 11 U.S.C. (S) 365, shall be deemed to be a termination of this Agreement.


     *CONFIDENTIAL TREATMENT REQUESTED

     8.3       TERMINATION FOR MATERIAL BREACH.    Subject to the provisions of
this Section 8.3, if either Party (the "BREACHING PARTY") shall have committed a material breach and such material breach shall remain uncured and shall be continuing for a period of ninety (90) days following receipt of notice thereof by the other Party of such breach (the "NON-BREACHING PARTY"), then, in addition to any and all other rights and remedies that may be available, the Non-Breaching Party shall have the right to terminate this Agreement effective upon the expiration of such ninety (90) day period; provided, however that if the material breach is capable of being cured but cannot be reasonably cured in such ninety (90) day period, then the right to terminate this Agreement shall not arise if the allegedly Breaching Party has (i) during such period of time submitted a plan which, if successfully carried out, would be effective in curing such breach, and has commenced its execution of such plan, and (ii) diligently pursues such plan thereafter to a successful conclusion. Any such notice of alleged material breach by the Non-Breaching Party shall include a reasonably detailed description of all relevant facts and circumstances demonstrating, supporting and/or relating to each such alleged material breach by the Breaching Party. Actual termination of this Agreement pursuant to this
Section 8.3 shall only occur upon a separate written notice by the Non-Breaching Party after the end of the cure period. Notwithstanding the foregoing, if any such breach relates solely to one or more Licensed Products, then the Non-Breaching Party may only terminate this Agreement only to the extent it applies to such Licensed Product or Licensed Products and this Agreement shall remain in effect as it applies to all other Licensed Products.

     8.4       SURVIVING RIGHTS.   The rights and obligations set forth in this
Agreement shall extend beyond the term or termination of the Agreement only to the extent expressly provided for herein, or the extent that the survival of such rights or obligations are necessary to permit their complete fulfillment or discharge. Without limiting the foregoing, the Parties have identified various rights and obligations which are understood to survive, as follows:

     In the event of expiration or termination of this Agreement pursuant to
Section 8, the provisions of Articles 5, 7 and 9 shall survive.

     8.5 ACCRUED RIGHTS, SURVIVING OBLIGATIONS.   Termination, relinquishment or
expiration of the Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration, including damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of the Agreement. Subject to the royalty described in
Section 8.1, in the event of termination under this Article 8, Warner shall promptly return to Interneuron any and all rights to the Compound and the Licensed Products, including but not limited to Interneuron Patent Rights and Know-How, and shall grant Interneuron a royalty-free, fully paid-up license to the Warner Patents, Know-How and data relating thereto in Warner's possession or control at the time of termination relating to the Compound or the Licensed Products only to the extent necessary for Interneuron's Development and Commercialization of the Compound and the Licensed Products and then only to the extent used by Warner in its Development and Commercialization of the Compound and the Licensed Products.

                                   ARTICLE 9

                                INDEMNIFICATION

     9.1 INDEMNIFICATION FOR LICENSED PRODUCTS.

          (a) WARNER INDEMNIFICATION. Warner hereby agrees to indemnify, save, defend and hold Interneuron and its agents and employees and RPR harmless from and against any and all suits, claims, actions, or demands by a Third Party for damages, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "LOSSES"), resulting directly from (i) the manufacture, use, development, handling, storage, marketing, sale or other disposition of the Compound or the Licensed Products by Warner, its Affiliates or sublicensees, or (ii) Warner's breach in any material respect of any of its representations, warranties or obligations set forth in this Agreement or Warner's negligence or willful misconduct; except to the extent such Losses result from the negligence or willful misconduct of Interneuron, its agents or employees or RPR, or to the extent Interneuron is obligated to indemnify Warner for such Losses as provided in Section 9.1(b),

          (b) INTERNEURON INDEMNIFICATION. Interneuron hereby agrees to indemnify, save, defend and hold Warner and its agents and employees harmless from and against any and all Losses resulting directly from (i) Interneuron's breach in any material respect of any of its representations, warranties or obligations set forth in this Agreement, (ii) Interneuron's negligence or willful misconduct or (iii) Interneuron's research, development, use, manufacture, handling, storage or other disposition of the Compound or the Licensed Products, except to the extent such Losses result from the negligence or willful misconduct of Warner, its agents or employees, or to the extent Warner is obligated to indemnify Interneuron for such Losses as provided in Section 9.1(a).

     9.2       NOTICE OF CLAIM.   In the event that a Party is seeking
indemnification under this Article 9, it shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense and settlement of the claim. The indemnified Party shall not voluntarily make any payment or incur any expense in connection with any claim or suit without the consent of the indemnifying Party.

                                   ARTICLE 10


                                 MISCELLANEOUS

     10.1 ASSIGNMENT.

        (a) AFFILIATES. Warner may assign any of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve Warner of its responsibilities for performance of its obligations under this Agreement, and further provided that if a proposed assignment would have an adverse financial impact upon Interneuron (e.g., by reason of changed tax treatment of payments due under this Agreement), such assignment shall be subject to Interneuron' prior written consent.

        (b) MERGER, ACQUISITION OR SALE OF ASSETS. Subject to the terms hereof, either Party may assign its rights or obligations under this Agreement to a non-Affiliate only in connection with a merger or similar reorganization or the sale of all or substantially all of its assets or the sale of all or substantially all of its pharmaceutical and/or healthcare assets, or otherwise with the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder; provided, that in the event of such merger, reorganization or sale, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

        (c) BINDING UPON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

     10.2 FORCE MAJEURE.   Neither Party shall lose any rights hereunder or be
liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, earthquake, explosion, flood, strike, lockout, embargo, act of God, or any other similar or dissimilar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

     10.3 BANKRUPTCY PROVISION. All rights and licenses granted by Interneuron to Warner under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that Warner, as exclusive licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Interneuron under the Bankruptcy Code, Warner shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Warner (i) upon any such commencement of a bankruptcy proceeding, unless Interneuron elects to continue to perform all of its obligations under this Agreement; or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Interneuron.

     10.4 FURTHER ACTIONS.   Each Party agrees to execute, acknowledge and
deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     10.5 NO TRADEMARK RIGHTS.   Except as otherwise provided herein, no right,
express or implied, is granted by the Agreement to use in any manner the name Warner, Interneuron or any other trade name or trademark of the other Party or its Affiliates in connection with the performance of the Agreement.

     10.6 NOTICES.   All notices hereunder shall be in writing and shall be
deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

If to Interneuron, addressed to: Interneuron Pharmaceuticals, Inc.
                                 99 Hayden Avenue, Suite 200
                                 Lexington, MA 02421-7966
                                 Attn:  Glenn L. Cooper, M.D., President and CEO
                                 Telephone:   781-861-8444
                                 Telecopy:    781-861-3830

If to Warner, addressed to:      Warner-Lambert Company
                                 201 Tabor Road
                                 Morris Plains, NJ  07950
                                 Attention: President, Pharmaceutical Division
                                 Telephone:  (973) 540-7259
                                 Telecopy:   (973) 540-3927

With a copy to:                  Warner-Lambert Company
                                 201 Tabor Road
                                 Morris Plains, NJ 07950
                                 Attention:  Vice President and
                                             General Counsel

     10.7 Waiver.   Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     10.8 SEVERABILITY.   If any term, covenant or condition of this Agreement
or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or under circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     10.9 AMBIGUITIES.   Ambiguities, if any, in this Agreement shall not be
construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     10.10 GOVERNING LAW.   This Agreement shall be governed by and interpreted
under the laws of the State of New Jersey without reference of rules or principles relating to conflicts of laws.

     10.11 HEADINGS.   The Article and Section headings contained herein are for
the purposes of convenience only and are not intended to define or limit the contents of said Articles or Sections.

     10.12 COUNTERPARTS.   This Agreement may be executed in two (2) or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.13 ENTIRE AGREEMENT.   This Agreement including all Exhibits attached
hereto, and all documents delivered concurrently herewith, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersede and terminate all prior agreements and understanding between the Parties as to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

     10.14 USE OF NAMES.   Except as otherwise provided in this Agreement,
neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the consent of such other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that either Party may use the name of the other Party in any document required to be filed to obtain Regulatory Approval or to comply with applicable laws, rules or regulations.

     IN WITNESS WHEREOF, the Parties have executed this License Agreement in duplicate originals by their proper officers as of the Effective Date.

INTERNEURON PHARMACEUTICALS, INC.              WARNER-LAMBERT COMPANY

By: /s/ Glenn L. Cooper                         By: /s/ Peter B. Corr
    -------------------                             ------------------

Title: President and CEO                       Title: President, R&D
       -----------------                              ----------------

                               LICENSE AGREEMENT

                                    BETWEEN

                       INTERNEURON PHARMACEUTICALS, INC.
                                      AND
                             WARNER-LAMBERT COMPANY


                             _______________, 1999

EXHIBIT A:                                        STRUCTURE OF COMPOUND



USAN and International
non-proprietary name:    Pagoclone

Trade name:         not available

Code name:          RP 62955; IP 456

Chemical Name:      (+)-2-(7-chloro-1,8-naphthyridin-2-yl)-3-(5-methyl-2-
                    oxohexyl)phthalimidine; (+)-2-(7-chloro-1,8-naphthyridin-2-
                    yl)-2,3-dihydro-3-(5-methyl-2-oxohexyl)-1H-isoindol-1-one

                            [Diagram appears here]


                             *:  asymmetric carbon

Empirical formula:  C23H22ClN3O2

Molecular weight:   407.904

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99



                                    Table 1

                           Substance and Composition


--------------------------------------------------------------------------------------------------

Country                       Filed            Published           Issued           Expiration
--------------------------------------------------------------------------------------------------
South Africa                    *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Germany                         *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Australia                       *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Austria                         *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Belgium                         *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Canada                          *                  -                  *                  *
--------------------------------------------------------------------------------------------------
South Korea                     *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Denmark                         *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Spain                           *                  *                  *                  *
--------------------------------------------------------------------------------------------------
United States                   *                  -                  *                  *
--------------------------------------------------------------------------------------------------
France                          *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Greece                          *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Ireland                         *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Italy                           *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Japan                           *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Luxembourg                      *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Mexico                          *                  -                  *                  *
--------------------------------------------------------------------------------------------------
New Zealand                     *                  -                  *                  *
--------------------------------------------------------------------------------------------------
Netherlands                     *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Portugal                        *                  -                  *                  *
--------------------------------------------------------------------------------------------------
European Application            *                  *                  *                  *
--------------------------------------------------------------------------------------------------
United Kingdom                  *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Sweden                          *                  *                  *                  *
--------------------------------------------------------------------------------------------------
Switzerland                     *                  *                  *                  *
--------------------------------------------------------------------------------------------------


*CONFIDENTIAL TREATMENT REQUESTED

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99


                                    Table 2

                             Process Resolution I


-------------------------------------------------------------------------------------------------

Country                     Filed             Published           Issued           Expiration
-------------------------------------------------------------------------------------------------
South Africa                  *                   -                  *                  *
-------------------------------------------------------------------------------------------------
Australia                     *                   -                  *                  *
-------------------------------------------------------------------------------------------------
Canada                        *                   -                  -                  *
-------------------------------------------------------------------------------------------------
South Korea                   *                   *                  -                  *
-------------------------------------------------------------------------------------------------
France                        *                   *                  *                  *
-------------------------------------------------------------------------------------------------
Ireland                       *                   -                  *                  *
-------------------------------------------------------------------------------------------------
Mexico                        *                   -                  *                  *
-------------------------------------------------------------------------------------------------
New Zealand                   *                   -                  *                  *
-------------------------------------------------------------------------------------------------
PCT                           *                   *                  -                  -
-------------------------------------------------------------------------------------------------

*CONFIDENTIAL TREATMENT REQUESTED
Received from Pepper Hamilton 7/14/19

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99




                                    Table 3

                             Process Resolution II


-------------------------------------------------------------------------------------------------

Country                       Filed            Published          Issued           Expiration
-------------------------------------------------------------------------------------------------
South Africa                    *                  -                 *                  *
-------------------------------------------------------------------------------------------------
Australia                       *                  -                 *                  *
-------------------------------------------------------------------------------------------------
Canada                          *                  -                 -                  *
-------------------------------------------------------------------------------------------------
South Korea                     *                  *                 -                  *
-------------------------------------------------------------------------------------------------
France                          *                  *                 *                  *
-------------------------------------------------------------------------------------------------
Ireland                         *                  *                 *                  *
-------------------------------------------------------------------------------------------------
Mexico                          *                  -                 *                  *
-------------------------------------------------------------------------------------------------
New Zealand                     *                  -                 *                  *
-------------------------------------------------------------------------------------------------
European Application            *                  *                 -                  -
-------------------------------------------------------------------------------------------------
PCT                             *                  *                 -                  -
-------------------------------------------------------------------------------------------------
Mexico                          -                  -                 *                  -
-------------------------------------------------------------------------------------------------


*CONFIDENTIAL TREATMENT REQUESTED
Received from Pepper Hamilton 7/14/19

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99



                                    Table 4

                            Process Resolution III


-------------------------------------------------------------------------------------------------
Country                       Filed            Published          Issued           Expiration
-------------------------------------------------------------------------------------------------
South Africa                    *                  -                 *                  *
-------------------------------------------------------------------------------------------------
Australia                       *                  -                 *                  *
-------------------------------------------------------------------------------------------------
Canada                          *                  -                 -                  *
-------------------------------------------------------------------------------------------------
South Korea                     *                  *                 -                  *
-------------------------------------------------------------------------------------------------
France                          *                  *                 *                  *
-------------------------------------------------------------------------------------------------
Ireland                         *                  *                 *                  *
-------------------------------------------------------------------------------------------------
Mexico                          *                  -                 *                  *
-------------------------------------------------------------------------------------------------
New Zealand                     *                  -                 *                  *
-------------------------------------------------------------------------------------------------
European Application            *                  *                 -                  -
-------------------------------------------------------------------------------------------------
PCT                             *                  *                 -                  -
-------------------------------------------------------------------------------------------------

*CONFIDENTIAL TREATMENT REQUESTED
Received from Pepper Hamilton 7/14/19

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99




                                    Table 5

                             Process Resolution IV


-------------------------------------------------------------------------------------------------

Country                       Filed            Published          Issued           Expiration
-------------------------------------------------------------------------------------------------
South Africa                    *                  -                 *                  *
-------------------------------------------------------------------------------------------------
Australia                       *                  -                 *                  *
-------------------------------------------------------------------------------------------------
Canada                          *                  -                 -                  *
-------------------------------------------------------------------------------------------------
South Korea                     *                  *                 -                  *
-------------------------------------------------------------------------------------------------
France                          *                  *                 *                  *
-------------------------------------------------------------------------------------------------
Ireland                         *                  *                 *                  *
-------------------------------------------------------------------------------------------------
Mexico                          *                  -                 *                  *
-------------------------------------------------------------------------------------------------
New Zealand                     *                  -                 *                  *
-------------------------------------------------------------------------------------------------
European Application            *                  *                 -                  -
-------------------------------------------------------------------------------------------------
PCT                             *                  *                 -                  -
-------------------------------------------------------------------------------------------------

*CONFIDENTIAL TREATMENT REQUESTED
Received from Pepper Hamilton 7/14/19

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99

                                   Table 5a

                             Process Resolution IV



Country                        Filed             Published           Issued           Expiration
----------------------------------------------------------------------------------------------------
Europe                           *                   -                  *                  *
----------------------------------------------------------------------------------------------------
United States                    *                   -                  *                  *
----------------------------------------------------------------------------------------------------
Japan                            *                   -                  *                  *
----------------------------------------------------------------------------------------------------

*CONFIDENTIAL TREATMENT REQUESTED
Received from Pepper Hamilton 7/14/19

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99



                                    Table 6

                      Metabolites, Process and Isolation


-----------------------------------------------------------------------------------------------------------
Country                           Filed              Published             Issued            Expiration
-----------------------------------------------------------------------------------------------------------
South Africa                        *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Austria                             *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Belgium                             *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Canada                              *                    -                   -                   *
-----------------------------------------------------------------------------------------------------------
Denmark                             *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Spain                               *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
United States                       *                    -                   *                   *
-----------------------------------------------------------------------------------------------------------
United States                       *                    -                   *                   *
-----------------------------------------------------------------------------------------------------------
United States                       *                    -                   *                   *
-----------------------------------------------------------------------------------------------------------
France                              *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
France                              *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Greece                              *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Ireland                             *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Italy                               *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Japan                               *                    -                   -                   *
-----------------------------------------------------------------------------------------------------------
Luxembourg                          *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Netherlands                         *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Portugal                            *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
European Application                *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
PCT                                 *                    *                   -                   *
-----------------------------------------------------------------------------------------------------------
United Kingdom                      *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Sweden                              *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------
Switzerland                         *                    *                   *                   *
-----------------------------------------------------------------------------------------------------------

*CONFIDENTIAL TREATMENT REQUESTED
Received from Pepper Hamilton 7/14/19

Exhibit B: List of patents
Interneuron/Warner-Lambert Agreement dated 12/23/99


                                    Table 7

                     Additional Methods of Use Applications



       Country                Filed            Published           Issued           Expiration
--------------------------------------------------------------------------------------------------

United States                   *                  -                  -                  -
--------------------------------------------------------------------------------------------------

Updated on September 16, to include new application (above).
Received from Pepper Hamilton 7/14/19

                      Exhibit C: Contracts and Agreements
              Interneuron/Warner-Lambert Agreement dates 12/23/99
                 List of Contracts/agreements/POs for pagoclone

                     VENDOR                                         DESCRIPTION
---------------------------------------------------------------------------------------------------------
    1  Albany Molecular                    Re-certification of pagoclone reference standard
---------------------------------------------------------------------------------------------------------
    2  Albany Molecular Research           Storage & Bi-Annual Analysis
---------------------------------------------------------------------------------------------------------
    3  Imperial College of Science         PET Study 6 volunteers (IP456-008)
       Tech.& Medicine
---------------------------------------------------------------------------------------------------------
    4  Phoenix International Life          Method development & validation
---------------------------------------------------------------------------------------------------------
    5  PPD Pharmaco                        Soft-gel Stability Program
---------------------------------------------------------------------------------------------------------
    6  PPD Pharmaco                        Dev & validation of a chiral assay for "total & "free" pag
---------------------------------------------------------------------------------------------------------
    7  PPD Pharmaco                        Release testing & stability testing
---------------------------------------------------------------------------------------------------------
    8  PPD Pharmaco                        Stability testing of drug substance
---------------------------------------------------------------------------------------------------------
    9  PPD Pharmaco                        Stability testing of soft-gel capsule lot#E900882 & E900883
---------------------------------------------------------------------------------------------------------
   10  PPD Pharmaco                        Stability testing of pagoclone surfactant formulation
---------------------------------------------------------------------------------------------------------
   11  PPD Pharmaco                        Stability testing of drug substance, Batch P112-281-2
---------------------------------------------------------------------------------------------------------
   12  PPD Pharmaco                        LC/MS validation of pagoclone protein
---------------------------------------------------------------------------------------------------------
   13  PPD Pharmaco                        Stability testing of pagoclone, Batch P132-13-1
---------------------------------------------------------------------------------------------------------
   14  PPD Pharmaco                        Stability studies in various excipients
---------------------------------------------------------------------------------------------------------
   15  PPD Pharmaco                        Stability storage & analysis of Pagoclone
---------------------------------------------------------------------------------------------------------
   16  Regis Technologies                  Pagoclone method of development
---------------------------------------------------------------------------------------------------------
   17  Regis Technologies                  Pagoclone synthesis
---------------------------------------------------------------------------------------------------------
   18  Regis Technologies                  Pagoclone scale-up
---------------------------------------------------------------------------------------------------------
   19  Regis Technologies                  Pagoclone GMP manufacture
---------------------------------------------------------------------------------------------------------
   20  Wisconsin Analytical                Pagoclone Soft Gel Stability Program
---------------------------------------------------------------------------------------------------------
   21  Wisconsin Analytical                Softgel Stability (Blister cards)
---------------------------------------------------------------------------------------------------------

Exhibit D:    Interneuron-RPR License Agreement

(Filed as exhibit 10.52 to Registrant's Registration statement on Form S-3 or Amendment No.1 (File No. 33-75826))

                                LIST OF EXHIBITS


EXHIBIt A:  STRUCTURE OF COMPOUND

EXHIBIT B:  LIST OF PATENTS

EXHIBIT C:  CONTRACTS AND AGREEMENTS

EXHIBIT D:  INTERNEURON-RPR LICENSE AGREEMENT